Press Release Pitney Bowes Announces Strong Financial Results for First Quarter 2025 and Continued Progress Across Range of Value Enhancing Initiatives Increases Quarterly Dividend From $0.06 to $0.07 Reaffirms Full-Year Financial Guidance Following Strong Q1 Performance for SendTech and Presort Shares Update on New Cost Reduction and Deleveraging Initiatives to Continue Strengthening the Company’s Financial Position STAMFORD, Conn, May 7, 2025 – Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a technology-driven services company that provides SaaS shipping solutions, mailing innovation and financial services to clients around the world, today announced its financial results for the first quarter ended March 31, 2025. The Company also announced that it is reiterating its full-year outlook, taking additional steps to cut costs and deleverage and increasing its quarterly dividend for a second consecutive quarter. First Quarter 2025 Financial Highlights • Revenue was $493 million, down 5% year over year and in line with previously disclosed expectations for this point in the Company’s product lifecycle • GAAP EPS was $0.19, an improvement of $0.21 year over year • Adjusted EPS was $0.33, an improvement of $0.14 or 74% year over year • GAAP net income of $35 million, an improvement of $38 million year over year • Adjusted EBIT was $120 million, an improvement of $26 million or 28% year over year • GAAP cash from operating activities was a use of $17 million and included a $146 million use of working capital in line with seasonal expectations • Free Cash Flow, which excludes $13 million of restructuring payments, was a use of $20 million and consistent with the Company’s budget and prior guidance Capital Allocation Update • For the second consecutive quarter, the Company is increasing its quarterly dividend by Exhibit 99.1

2 $0.01, from $0.06 to $0.07. The Board will continue to evaluate potential additional increases on a quarterly basis. • In the first quarter, the Company repurchased $15 million of shares under its previously announced $150 million authorization. The Company repurchased an additional $12 million of shares from the end of the first quarter through May 2, 2025. • Through the end of Q1, the Company repurchased $23 million of debt in the open market. The Company repurchased an additional $14 million of debt from the end of the first quarter through May 2, 2025. Due to its current debt covenants, the Company is targeting a 3.0x leverage ratio. The Company expects to achieve this target by the third quarter of 2025. Overview – First Quarter and Full-Year Initiatives • The Company eliminated $34 million in annualized costs during the first quarter. This brings the Company’s run-rate at the end of the first quarter to $157 million in net annualized savings. The Company is increasing its target to $180 million to $200 million in net annualized cost savings, up from its previously announced target of $170 million to $190 million, with the remainder to be executed over the next year. • The Company continued its execution of the Pitney Bowes Bank (the “Bank”) Receivables Purchase Program, which involves the sale of eligible leases to the Bank. These sales reduce parent company interest costs and improve Bank profitability. The Bank held $84 million of associated leases at the end of Q1, and the Company aims to increase that figure to $120 million by the end of 2025. Leadership is actively evaluating low-risk, high-return ways to expand this program. • The Company will continue to pursue a disciplined capital allocation strategy that balances high-return investments in SendTech’s shipping business, potential high-return tuck-in acquisitions in Presort, debt reduction and the return of meaningful capital to shareholders. Lance Rosenzweig, Chief Executive Officer and a member of the Company’s Board of Directors, commented: “Continuing to execute on our strategic initiatives drove significant profitability in the quarter and has put us on track for a very strong year. Even in the current macroeconomic environment, we remain on track to meaningfully grow cash flow and earnings over the course of 2025. We are also continuing to cut additional costs, deleverage the balance sheet and expand in profitable growth markets like shipping technology. All of these steps are allowing us to accelerate the return of capital to shareholders, including another increase in our dividend. We are also focused on realizing the value of our Global Financial Services business, which has been a hidden gem. As we look to the second quarter, we will continue to pursue the many opportunities we have to enhance value and serve one of the world’s most enviable client bases.”

Earnings per share results are summarized in the table below:

	First Quarter	
	2025	2024
GAAP EPS	**$0.19**	**($0.02)**
Loss from discontinued operations, net of tax	-	$0.19
Restructuring charges	$0.01	$0.02
Foreign currency loss / (gain) on intercompany loans	$0.03	($0.02)
Loss on debt redemption/refinancing	$0.10	-
Strategic review costs	$0.01	$0.01
Adjusted EPS	**$0.33**	**$0.19**

<u>Business Segment Reporting</u>

Corporate Expense Allocation Methodology

Effective January 1, 2025, the Company updated its Corporate expense allocation methodology. Marketing and innovation expenses are now reported in the SendTech Solutions segment. Prior periods have been recast to reflect this change in methodology.

SendTech Solutions

SendTech Solutions offers physical and digital shipping and mailing technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	First Quarter		
($ millions)	2025	2024	% Change Reported
Revenue	$298	$327	(9%)
Adj. Segment EBITDA	$106	$104	2%
Adj. Segment EBIT	$95	$94	1%

SendTech revenue declined in line with expectations due to near-term headwinds associated with the end of the recent product migration and the ongoing shift from equipment placement to lease extensions. In addition, revenue was adversely impacted by non-recurring items including an unfavorable prior period accounting adjustment of $4 million and difficult year-over-year comparison from a $4 million government deal in the prior year period.

The underlying SendTech business remains strong. Improvement in Adjusted Segment EBITDA and EBIT was driven by simplification and cost reduction initiatives.

Presort Services

Presort Services provides sortation services that enable clients to qualify for USPS workshare

3

4 discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter. First Quarter ($ millions) 2025 2024 % Change Reported Revenue $178 $170 5% Adj. Segment EBITDA $64 $49 30% Adj. Segment EBIT $55 $40 36% Higher revenue per piece, improved productivity, and cost reduction initiatives drove the increase in Adjusted Segment EBITDA and EBIT. Full Year 2025 Guidance Pitney Bowes reaffirms its full-year guidance. Full-year guidance is as follows: $ millions, except EPS Low High Revenue $1,950 $2,000 Adjusted EBIT $450 $480 Adjusted EPS $1.10 $1.30 Free Cash Flow $330 $370 Conference Call and Webcast Management of Pitney Bowes will discuss the Company’s results in a webcast today at 5:00 p.m. ET. Instructions for accessing the earnings results call are available on the Investor Relations page of the Company’s website at www.pitneybowes.com. About Pitney Bowes Pitney Bowes (NYSE: PBI) is a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com. Contacts: For Investors: Alex Brown investorrelations@pb.com For Media: Longacre Square Partners Joe Germani jgermani@longacresquare.com

5 Adjusted Segment EBIT Adjusted Segment EBIT is the primary measure of profitability and operational performance at the segment level. Adjusted Segment EBIT includes segment revenues and related costs and expenses attributable to the segment, but excludes interest, taxes, restructuring charges, corporate expenses, and other items not allocated to a business segment. We also report Adjusted Segment EBITDA as an additional useful measure of segment profitability and operational performance, which is calculated as Adjusted Segment EBIT plus depreciation and amortization expense of the segment. Use of Non-GAAP Measures Pitney Bowes’ financial results are reported in accordance with generally accepted accounting principles (GAAP). Pitney Bowes also discloses certain non-GAAP measures, such as revenue growth on a constant currency basis, adjusted earnings before interest and taxes (Adjusted EBIT), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), adjusted earnings per share (Adjusted EPS) and free cash flow. Revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides a better understanding of the underlying revenue performance. Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring charges, foreign currency gains and losses on intercompany loans, certain costs associated with the Ecommerce Restructuring, gains and losses on debt redemptions and other unusual items that we believe are not indicative to our core business operations. Beginning in the third quarter of 2024, as a result of the Ecommerce Restructuring, we also exclude from these measures the operating results of GEC operations that we are also in the process of exiting that did not qualify for discontinued operations reporting. These operations individually did not qualify for discontinued operations but were part of management's strategic review to exit the GEC business. These operations have either been fully dissolved or are expected to be completely dissolved by the end of the first half of 2025. We believe that excluding these amounts improves the usefulness of these measures as these results are not consistent with our ongoing operations. Previously reported periods have been revised to conform to the current period presentation. Free cash flow adjusts cash flow from operations calculated in accordance with GAAP for capital expenditures, restructuring payments and other special items. Management believes free cash flow provides better insight into the amount of cash available for other discretionary uses. Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at: https://www.investorrelations.pitneybowes.com/ Forward-Looking Statements This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance, including, but not limited to, statements about future revenue and earnings guidance, future events or conditions, capital allocation strategy and expected cost savings, elimination of future losses, and anticipated deleveraging in connection with Pitney Bowes’ announced strategic initiatives. Forward-looking statements are not guarantees of future performance and involve

6 risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; accelerated or sudden decline in physical mail volumes; inability to compete effectively with our Sending Technology Solutions competitors; changes in trade policies, tariffs and regulations; the loss of some of Pitney Bowes’ larger clients in the Presort Services segment; global supply chain issues adversely impacting our third party suppliers’ ability to provide us products and services; periods of difficult economic conditions, the impacts of inflation and rising prices, higher interest rates and a slow-down in economic activity, including a global recession, or a U.S. government shutdown, to the Company and our clients; changes in foreign currency exchange rates; changes in labor and transportation availability and costs; inability to successfully execute on our strategic initiatives; and other factors as more fully outlined in the Company's 2024 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2025. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events, or developments. Note: Consolidated statements of income; revenue, adjusted segment EBIT and adjusted segment EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months ended March 31, 2025 and 2024, and consolidated balance sheets at March 31, 2025 and December 31, 2024 are attached. We have not provided a reconciliation of our future expectations as to Adjusted EBIT, Adjusted EPS or free cash flow as such reconciliations are not available without unreasonable efforts.

Pitney Bowes Inc. Consolidated Statements of Operations (Unaudited; in thousands, except per share amounts) 2025 2024 Revenue: Services 318,432$ 322,690$ Products 93,190 114,124 Financing and Other 81,798 84,455 Total revenue 493,420 521,269 Costs and expenses: Cost of services 155,873 164,481 Cost of products 50,919 62,754 Cost of financing and other 17,507 21,287 Selling, general and administrative 165,915 186,832 Research and development 4,763 7,626 Restructuring charges 1,400 3,766 Interest expense, net 24,270 27,306 Other components of net pension and postretirement income 1,854 (387) Other expense 24,187 - Total costs and expenses 446,688 473,665 Income before taxes 46,732 47,604 Provision for income taxes 11,310 15,500 Income from continuing operations 35,422 32,104 Loss from discontinued operations, net of tax - (34,989) Net income (loss) 35,422$ (2,885)$ Basic earnings (loss) per share Continuing operations 0.19$ 0.18$ Discontinued operations - (0.20) Net earings (loss) 0.19$ (0.02)$ Diluted earnings (loss) per share: Continuing operations 0.19$ 0.18$ Discontinued operations - (0.19) Net earings (loss) 0.19$ (0.02)$ Weighted-average shares used in diluted earnings per share 184,772,933 181,480,268 Note: The sum of the earnings per share amounts may not equal the totals due to rounding. Three months ended March 31

Pitney Bowes Inc. Consolidated Balance Sheets (Unaudited; in thousands) Assets March 31, 2025 December 31, 2024 Current assets: Cash and cash equivalents 323,787$ 469,726$ Short-term investments 16,175 16,374 Accounts and other receivables, net 160,284 159,951 Short-term finance receivables, net 526,411 535,608 Inventories 65,103 59,836 Current income taxes 984 10,429 Other current assets and prepayments 92,145 66,030 Total current assets 1,184,889 1,317,954 Property, plant and equipment, net 204,380 218,657 Rental property and equipment, net 24,275 24,587 Long-term finance receivables, net 624,400 610,316 Goodwill 729,687 721,003 Intangible assets, net 17,924 15,780 Operating lease assets 113,433 113,357 Noncurrent income taxes 101,350 99,773 Other assets 269,365 276,089 Total assets 3,269,703$ 3,397,516$ Liabilities and stockholders' deficit Current liabilities: Accounts payable and accrued liabilities 743,846$ 873,626$ Customer deposits at Pitney Bowes Bank 625,095 645,860 Current operating lease liabilities 27,322 26,912 Current portion of long-term debt 14,150 53,250 Advance billings 75,060 70,131 Current income taxes 3,528 2,948 Total current liabilities 1,489,001 1,672,727 Long-term debt 1,899,002 1,866,458 Deferred taxes on income 50,298 49,187 Tax uncertainties and other income tax liabilities 14,560 13,770 Noncurrent operating lease liabilities 100,754 100,804 Noncurrent customer deposits at Pitney Bowes Bank 51,977 57,977 Other noncurrent liabilities 199,995 215,026 Total liabilities 3,805,587 3,975,949 Stockholders' deficit: Common stock 270,338 270,338 Retained earnings 2,651,715 2,671,868 Accumulated other comprehensive loss (811,575) (839,171) Treasury stock, at cost (2,646,362) (2,681,468) Total stockholders' deficit (535,884) (578,433) Total liabilities and stockholders' deficit 3,269,703$ 3,397,516$

Pitney Bowes Inc. Business Segment Revenue (Unaudited; in thousands) 2025 2024 % Change Sending Technology Solutions 298,055$ 327,437$ (9%) Presort Services 177,814 169,807 5% Total reportable segments 475,869 497,244 (4%) Other operations 17,551 24,025 (27%) Total revenue, as reported 493,420 521,269 (5%) Impact of currency on revenue 2,135 Total revenue, constant currency 495,555$ 521,269$ (5%) Three months ended March 31

Pitney Bowes Inc.
Adjusted Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended March 31							
	2025			2024			% change	
	Adjusted Segment EBIT [(1)]	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT [(1)]	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA
Sending Technology Solutions	$ 94,934	$ 11,065	$ 105,999	$ 93,710	$ 9,994	$ 103,704	1%	2%
Presort Services	54,779	9,269	64,048	40,329	8,757	49,086	36%	30%
Total reportable segments	$ 149,713	$ 20,334	170,047	$ 134,039	$ 18,751	152,790	12%	11%
Reconciliation of Adjusted Segment EBITDA to Income from continuing operations:								
Other operations (2)			1,879			1,494		
Depreciation and amortization - reportable segments			(20,334)			(18,751)		
Interest expense, net			(37,885)			(43,909)		
Corporate expenses			(31,903)			(42,202)		
Restructuring charges			(1,400)			(3,766)		
Foreign currency (loss) gain on intercompany loans			(7,595)			4,638		
Strategic review costs			(1,890)			(2,690)		
Benefit in connection with the Ecommerce Restructuring			459			-		
Loss on debt redemption/refinancing			(24,646)			-		
Income from continuing operations before taxes			$ 46,732			$ 47,604		

(1) Adjusted segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, foreign currency gains and losses from the revaluation of intercompany loans and other items that are not allocated to a business segment.

(2) Other operations includes the revenue and related expenses of our former Global Ecommerce business that did not qualify for discontinued operations treatment. These operations represent a cross-border services contract, shared services functions and previously dissolved operations.

Pitney Bowes Inc. Reconciliation of Reported Consolidated Results to Adjusted Results (Unaudited; in thousands, except per share amounts) 2025 2024 Reconciliation of reported net income (loss) to adjusted EBIT and adjusted EBITDA Net income (loss) 35,422$ (2,885)$ Loss from discontinued operations, net of tax - 34,989 Provision for income taxes 11,310 15,500 Income before taxes 46,732 47,604 Restructuring charges 1,400 3,766 Foreign currency loss (gain) on intercompany loans 7,595 (4,638) Strategic review costs 1,890 2,690 Benefit in connection with the Ecommerce Restructuring (459) - Loss on debt redemption/refinancing 24,646 - Adjusted net income before tax 81,804 49,422 Interest, net 37,885 43,909 Adjusted EBIT 119,689 93,331 Depreciation and amortization 28,324 28,850 Adjusted EBITDA 148,013$ 122,181$ Reconciliation of reported diluted earnings (loss) per share to adjusted diluted earnings per share Diluted earnings (loss) per share 0.19$ (0.02)$ Loss from discontinued operations, net of tax - 0.19 Restructuring charges 0.01 0.02 Foreign currency loss (gain) on intercompany loans 0.03 (0.02) Strategic review costs 0.01 0.01 Loss on debt redemption/refinancing 0.10 - Adjusted diluted earnings per share 0.33$ 0.19$ The sum of the earnings per share amounts may not equal the totals due to rounding. Reconciliation of reported net cash from operating activities to free cash flow Net cash from operating activities - continuing operations (16,679)$ (1,015)$ Capital expenditures (16,887) (14,318) Restructuring payments 13,106 14,989 Free cash flow (20,460)$ (344)$ Three months ended March 31